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                                                                     Exhibit 8.1

            [Letterhead of Skadden, Arps, Slate, Meagher & Flom LLP]

                                                                  March 23, 2000

The Chronicle Publishing Company
901 Mission Street
San Francisco, California 94103

Ladies and Gentlemen:

   We have acted as tax counsel to The Chronicle Publishing Company, a Nevada corporation ("CPC"), in connection with the preparation of the Joint Proxy Statement/Prospectus, which is included in the Registration Statement on Form S-4 (the "Registration Statement") filed with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the "Securities Act"), relating to the proposed merger (the "Merger") of CPC with and into a wholly-owned subsidiary of Young Broadcasting Inc. ("Young"), pursuant to the Agreement and Plan of Merger by and between Young and CPC, dated November 15, 1999 (the "Merger Agreement"). Capitalized terms used and not defined herein shall have the meanings ascribed to them in the Merger Agreement.

   In rendering our opinion, we have examined and relied upon the accuracy and completeness of the facts, information, covenants and representations contained in originals or copies, certified or otherwise identified to our satisfaction, of the Merger Agreement (including the exhibits and schedules thereto), the Registration Statement, and such other documents as we have deemed necessary or appropriate as a basis for the opinion set forth below. Our opinion is conditioned on, among other things, the initial and continuing accuracy of the facts, information, covenants and representations set forth in the documents referred to above and statements and representations made by CPC. For purposes of rendering our opinion, have assumed that such statements and representations are true without regard to any qualification as to knowledge or belief.

   In our examination we have assumed the genuineness of all signatures, the legal capacity of natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted as us as certified or photostatic copies and the authenticity of the originals of such copies. We also have assumed that the transactions related to the Merger or contemplated by the Merger Agreement will be consummated in accordance with the Merger Agreement and as described in the Registration Statement, and that none of the terms and conditions contained therein will have been waived or modified in any material respect prior to the Effective Time.

   In rendering our opinion, we have considered applicable provisions of the Internal Revenue Code of 1986, as amended (the "Code"), Treasury Regulations promulgated thereunder (the "Regulations"), pertinent judicial authorities, rulings of the Internal Revenue Service and such other authorities as we have considered relevant. It should be noted that the Code, Regulations, judicial decisions and administrative interpretations are subject to change at any time and, in some circumstances, with retroactive effect. A change in any of the authorities upon which our opinion is based could affect our conclusions herein.
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   Based solely upon and subject to the foregoing, and the qualifications, assumptions and limitations set forth under the caption "Material United States Federal Income Tax Consequences" in the Joint Proxy Statement/Prospectus, the discussion set forth under the caption "Material United States Federal Income Tax Consequences" in the Joint Proxy Statement/Prospectus, to the extent relating to matters of United States federal income tax law, represents our opinion as to the material United States federal income tax consequences of the Merger to holders of CPC common stock under current law.

   Except as set forth above, we express no opinion to any party as to the tax consequences, whether federal, state, local or foreign, of the Merger or of any transactions related thereto or contemplated by the Merger Agreement or the Registration Statement. We disclaim any undertaking to advise you of any subsequent changes of the facts stated or assumed herein or any subsequent changes in applicable law. We hereby consent to the filing of this opinion as an exhibit to the Registration Statement. In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Securities and Exchange Commission promulgated thereunder.

                                         Very truly yours,

                                         /s/ Skadden, Arps, Slate, Meagher &
                                      Flom LLP